UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2002

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Items.

In our Quarterly Report on Form 10-Q filed November 4, 2002, we disclosed that management intends to consider using cash to optimize our capital structure, which could include the repurchase, from time to time, of a portion of our ourstanding debt securities or equity securities in the open market, in privately negotiated transactions or otherwise. Between November 13, 2002 and December 13, 2002, CNET Networks repurchased $43 million principal amount of our 5% Convertible Subordinated Notes for an aggregate purchase price of approximately $28 million in four transactions through a registered broker-dealer. Two of the transactions involved counterparties who also hold more than 5% of CNET's common stock who are not otherwise affilitiated with CNET. As a result of these transactions, CNET will record a gain in the amount of approximately $15 million in its fourth quarter financial results. Following these purchases, CNET had approximately $114 million of 5% Convertible Subordinated Notes due 2006 outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2002

CNET Networks, Inc.

By:	/s/ DOUGLAS N. WOODRUM

Name: Douglas N. Woodrum
Title: Chief Financial Officer